                                                                     EXHIBIT 1.2


                                1,400,000 SHARES

                           GFC FINANCIAL CORPORATION
                            (A DELAWARE CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                        INTERNATIONAL PURCHASE AGREEMENT


                                                                  April   , 1994


MERRILL LYNCH INTERNATIONAL LIMITED
as Lead Manager of the
several Managers
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Sirs:

     GFC Financial Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International Limited ("MLIL") and each of the other underwriters named in Schedule A hereto (collectively, the "Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom MLIL is acting as lead manager (in such capacity, MLIL shall hereinafter be referred to as the "Lead Manager"), with respect to the sale by the Company and the purchase by the Managers acting severally and not jointly, of the respective numbers of the 1,400,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 210,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the International Pricing Agreement, as hereinafter defined. The aforesaid 1,400,000 shares of Common Stock (the "Initial International Securities") to be purchased by the Managers and all or any part of the 210,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are collectively hereinafter called the "International Securities."

     It is understood that the Company is concurrently entering into a U.S. purchase agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 5,600,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as Representative (the "Representative"), and the grant by the Company to the Underwriters of an option to purchase all or any part of an additional 840,000 shares of Common Stock (the "U.S. Option Securities") to cover over-allotments. The Initial U.S. Securities and the U.S. Option Securities are collectively hereinafter called the "U.S. Securities," and the International Securities and the U.S. Securities are hereinafter called the "Securities."

     The Company understands that the Managers and the Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Managers and the Underwriters under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Notwithstanding anything to the contrary contained herein, in the U.S. Purchase Agreement or in the Intersyndicate Agreement, the respective closings under this Agreement and the U.S. Purchase Agreement are hereby expressly made conditional on one another.

     Prior to the purchase and public offering of the International Securities by the several Managers, the Company and the Lead Manager, acting on behalf of the several Managers, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Lead Manager and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Securities will be governed by this Agreement, as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International Pricing Agreement, this Agreement shall be deemed to incorporate the International Pricing Agreement. The initial public offering price and the purchase price with respect to the U.S. Securities shall be set forth in an agreement substantially in the form of Exhibit A to the U.S. Purchase Agreement (the "U.S. Pricing Agreement"). The purchase price per share to be paid by the several Managers for the International Securities shall be identical to the purchase price per share to be paid by the several Underwriters for the U.S. Securities.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-52957) and related preliminary prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, and the International Prospectus1 and the U.S. Prospectus dated the date of the International Pricing Agreement (the "Representation Date") (including in each case all documents, if any, incorporated or deemed to be incorporated by reference therein), as from time to time amended or supplemented pursuant to the 1933 Act, the 1934 Act, or otherwise, are hereinafter referred to as the "Registration Statement," the "International Prospectus" and the "U.S. Prospectus," respectively, and the International Prospectus and the U.S. Prospectus are hereafter referred to as, individually, a "Prospectus" and, collectively, the "Prospectuses," except that if any revised prospectus shall be provided to the Managers or the Underwriters by the Company for use in connection with the offering of the Securities which differs from the corresponding Prospectus dated the Representation Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "International Prospectus" or "U.S. Prospectus," as the case may be, and "Prospectus" and "Prospectuses" shall refer to such revised prospectus from and after the time it is first provided to the Managers or the Underwriters, as the case may be, for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described in" or "referred to" in the Registration Statement or the Prospectuses (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses, as the case may be.

     The Company understands that the Managers propose to make a public offering of the International Securities as soon as the Lead Manager deems advisable after the Registration Statement becomes effective and the International Pricing Agreement has been executed and delivered.

- ---------------

     1Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "U.S. Prospectus") and one relating to the International Securities (the "International Prospectus"). The International Prospectus is identical to the U.S. Prospectus, except for the front cover page, the section captioned "Underwriting" and the back cover page.

     Section 1.  Representations and Warranties.
     (a) The Company represents and warrants to each Manager as of the date hereof, and as of the Representation Date, as of the Closing Time (as defined in Section 2) and as of each Date of Delivery (as defined in Section 2), if any, as follows:

          (i) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement did comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses, at the Representation Date (unless the term "Prospectuses" refers to a prospectus provided to the Managers or the Underwriters, as the case may be, by the Company for use in connection with the offering of the Securities differing from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Managers or the Underwriters, as the case may be, for such use) and at Closing Time and each Date of Delivery referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Manager or Underwriter through the Lead Manager expressly for use in the Registration Statement or Prospectuses.

          (ii) The documents of the Company incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission, complied with and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectuses, at the time the Registration Statement became, and any amendments thereto become, effective and at Closing Time and each Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (iii) The accountants who certified the financial statements included or incorporated by reference in the Prospectuses are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The financial statements included or incorporated by reference in the Prospectuses present fairly the respective financial position of the Company and its consolidated subsidiaries, Fleet Factors Corp. ("Fleet Factors") and TriCon Capital Corporation ("TriCon") as of the dates indicated and the results of each of their respective operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the unaudited pro forma consolidated financial statements, together with the related notes included or incorporated by reference in the Prospectuses have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such unaudited pro forma consolidated financial statements have been prepared are reasonable and are set forth in the notes thereto, and such unaudited pro forma consolidated financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries (which, for the purposes of this Agreement, shall include TriCon), considered as one enterprise or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, (C) except for regular quarterly dividends on Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required or appropriate, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries.

          (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required or appropriate, except where the failure of the subsidiaries to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and all the capital stock of each such subsidiary (except TriCon, the stock of which is owned by Bell Atlantic Corporation) is owned by the Company or its affiliates, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization," (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses) and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Managers and the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement against payment of the consideration set forth in the International Pricing Agreement and the U.S. Pricing Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectuses; and the issuance of the Securities is not subject to preemptive or other similar rights.

          (ix) The rights (the "Rights") to be issued pursuant to the Rights Agreement dated as of February 15, 1992 between the Company and The Valley National Bank of Arizona, as Rights Agent, have been duly authorized by the Company, and when the Securities have been issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, the Rights will be validly issued.

          (x) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligations, agreements, covenants or conditions, which alone or in the aggregate are material, contained in any contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, which alone or in the aggregate are material, to which it is a party or by which it or any of them or their properties may be bound; and the execution, delivery and performance of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities.

          (xi) The Company and its subsidiaries own or possess or have obtained, can obtain on reasonable terms or are in the process of obtaining, all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities.

          (xii) The Company and its subsidiaries own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, servicemarks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

          (xiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the actual knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business prospects of the Company and its subsidiaries considered as one enterprise or might materially and adversely affect the consummation of this Agreement or the U.S. Purchase Agreement; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xiv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xv) The Company and its subsidiaries have made all necessary filings and taken all other necessary action so that, with respect to all of the equipment and other property reflected in the consolidated balance sheets of the Company and its consolidated subsidiaries and of TriCon, in each case as of December 31, 1993, and in the consolidated balance sheet of Fleet Factors as of November 30, 1993; and with respect to all equipment and other property acquired by the Company or a subsidiary since then, the interest of the Company or of the appropriate subsidiary in such equipment or other property is free and clear, in all material respects, of any claims, liens, encumbrances or liabilities not also reflected in such consolidated balance sheets and that the interest of the Company or of the appropriate subsidiary has, in all material respects, been perfected so as not to be subordinate to the claim of a purchaser in due course or any other bona fide purchaser.

          (xvi) The financing contracts reflected in the consolidated balance sheets of the Company and its consolidated subsidiaries and of TriCon, in each case as of December 31, 1993, and in the consolidated balance sheets of Fleet Factors as of November 30, 1993, and the financing contracts entered into by the

     Company or a subsidiary since then, are, in all material respects, legal, valid and binding obligations of the obligors enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles; the obligors thereunder are, in all material respects, in the good faith business judgment of the Company and except to the extent reflected or stated in the Prospectuses, financially capable of performing their respective obligations thereunder, and any defaults in the payments under all such contracts in the aggregate, at the date hereof, are not of such amount that, were no more payments to be received under the financing contracts in respect of which such defaults exist, and after considering estimated collateral values to be recovered, the consolidated financial condition or operations of the Company and its consolidated subsidiaries would be materially adversely affected thereby, excluding impairment of related reserves.

          (xvii) This Agreement and the U.S. Purchase Agreement have been duly executed and delivered by the Company.

          (xviii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix) Neither the Company nor its wholly-owned subsidiary Greyhound Financial Corporation, is an "investment company," nor is the Company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xx) Neither the Company nor any affiliate thereof (as defined in Section 517.021(1), Florida Statutes) does business with the government of Cuba or with any person or affiliate located in Cuba.

     (b) Any certificate signed by any officer of the Company and delivered to the Lead Manager or to counsel for the Managers shall be deemed a representation and warranty by the Company to each Manager as to the matters covered thereby.

     Section 2.  Sale and Delivery to Managers; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Manager, severally and not jointly, and each Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the International Pricing Agreement, the number of International Securities set forth in Schedule A opposite the name of such Manager, (except as otherwise provided in the International Pricing Agreement), plus any additional number of International Securities which such Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Managers for the International Securities have each been determined and set forth in the International Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses will be filed before the Registration Statement becomes effective.

          (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several Managers for the International Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Lead Manager and the Company. The initial public offering price per share of the International Securities shall be a fixed price to be determined by agreement between the Lead Manager and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the International Pricing Agreement. In the event that such prices have not been agreed upon and the International Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Lead Manager.

     (b) Payment of the purchase price for, and delivery of the certificates for, the Securities shall be made at the offices of the Company, Dial Tower, 1850 N. Central Avenue, Phoenix, Arizona, 85004 or at such other place as shall be agreed upon by the Lead Manager and the Company, at 10:00 a.m., New York City time, on the fifth business day after execution of the International Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Lead Manager and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the International Option Securities are purchased by the Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices of the Company or at such other place as shall be agreed upon by the Lead Manager and the Company, on each Date of Delivery as specified in the notice from the Lead Manager to the Company. Payment for the International Securities shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Lead Manager for the respective accounts of the Managers of certificates for the International Securities to be purchased by them. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Manager may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Manager has authorized the Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. MLIL, individually and not as lead manager of the Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any Manager whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Manager from its obligations hereunder. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Manager not later than 10:00 a.m. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Managers, severally and not jointly, to purchase up to an additional 210,000 shares of Common Stock at the price per share set forth in the International Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Lead Manager to the Company setting forth the number of International Option Securities as to which the several Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Lead Manager, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Lead Manager and the Company. If the option is exercised as to all or any portion of the International Option Securities, each of the Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such Manager bears to the total number of Initial International Securities (except as otherwise provided in the International Pricing Agreement), subject in each case to such adjustments as the Lead Manager in its discretion shall make to eliminate any sales or purchases of fractional shares.

     Section 3. Covenants of the Company. The Company covenants with each Manager as follows:

          (a) The Company will notify the Lead Manager immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to either Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Lead Manager notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to either Prospectus (including any revised prospectus which the Company proposes for use by the Managers or Underwriters in connection with the offering of the Securities which differs from the prospectus dated the Representation Date, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Lead Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Lead Manager or counsel for the Managers shall object.

          (c) The Company has delivered to your counsel one signed copy and will deliver to the Lead Manager as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Lead Manager may reasonably request.

          (d) The Company will furnish to each Manager, from time to time during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as each Manager may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Managers, to amend or supplement the International Prospectus in order to make the International Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the International Prospectus (in form and substance reasonably satisfactory to counsel for the Managers) so that, as so amended or supplemented, the International Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is required to be delivered to a purchaser, not misleading, and the Company will furnish to the Managers a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Lead Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualifications in effect for a period of not less than one year from the effective date of this Agreement. The Company will promptly advise the Lead Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under the caption "Use of Proceeds."

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the International Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of amended Prospectuses, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.

          (j) During a period of ninety (90) days from the date of the International Pricing Agreement, the Company will not, without the prior written consent of the Lead Manager, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock except for Common Stock issued pursuant to reservations, agreements or employee benefit plans existing on the date hereof and disclosed in the Prospectuses; and the Company shall cause Samuel L. Eichenfield, Chairman, President, Chief Executive Officer and a director of the Company to agree that during a period of ninety (90) days from the date of the International Pricing Agreement, he will not, without the prior written consent of the Lead Manager, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock.

          (k) The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (l) The Company will cause the Securities to be listed on the New York Stock Exchange.

     Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing or reproducing of this Agreement, the International Pricing Agreement and the Intersyndicate Agreement,
(c) the preparation, issuance and delivery of the certificates for the International Securities to the Managers including the payment of all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale, issuance or delivery of the International Securities to be sold by the Company to the Managers, the transfer of such International Securities between the Managers and the Underwriters and to the Underwriters pursuant to the Intersyndicate Agreement, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fee and disbursements of counsel for the Managers in connection therewith and in connection with the preparation of the Blue Sky Survey, (f) the printing and delivery to the Managers of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary International prospectus, and of the International Prospectus and any amendments or supplements thereto, (g) the printing and delivery to the Managers of copies of the Blue Sky Survey, (h) the fees of the NASD, if any, (i) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (j) the fees and expenses of the transfer agent and custodian for the Securities.

     If this Agreement is terminated by the Lead Manager in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers.

     Section 5. Conditions of Managers' Obligations. The obligations of the Managers hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of the Lead Manager, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Managers; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Lead Manager of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) At Closing Time the Lead Manager shall have received:

             (1) The opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher, counsel for the Company, in form and scope reasonably satisfactory to counsel for the Managers, to the effect that:

                (i) This Agreement and the U.S. Purchase Agreement have each been duly authorized, executed and delivered by the Company.

                (ii) The Securities have been duly authorized for issuance and sale to the Managers and the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement against payment of the consideration set forth in the International Pricing Agreement and the U.S. Pricing Agreement, respectively, will be validly issued and fully paid and non-assessable.

                (iii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or, to the best of such counsel's knowledge and information, otherwise.

                (iv) The statements in the Prospectuses under the captions "Description of Capital Stock" and "Certain United States Tax Consequences to Non-United States Holders," to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                (v) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor have been initiated or threatened by the Commission.

                (vi) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and its regulations.

                (vii) The Rights have been duly authorized by the Company, and when the Securities have been issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, the Rights will be validly issued.

                (viii) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectuses, complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

                (ix) Neither the Company nor its wholly-owned subsidiary Greyhound Financial Corporation, is an "investment company," nor is the Company "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

             (2) The opinion, dated as of Closing Time, of William J. Hallinan, Esq., Vice President and General Counsel to the Company, in form and scope satisfactory to counsel for the Managers, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization," (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses); and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable.

                (iii) The Company has corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                (iv) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries.

                (v) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such capital stock is owned by the Company or its affiliates (except TriCon, the stock of which is owned by Bell Atlantic Corporation), free and clear of any mortgage, pledge, lien, encumbrance or claim.

                (vi) There are no legal or governmental proceedings pending or to the best of such counsel's knowledge, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are reasonably expected to be, alone or in the aggregate, not material.

                (vii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to, or incorporated by reference in, the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists by the Company in the due performance or observance of obligations, agreements, covenants or conditions, which alone or in the aggregate are material, contained in any contracts, indentures, loan agreements, notes, leases or other instruments, which alone or in the aggregate are material, so described, referred to, filed or incorporated by reference; and the execution and delivery of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein and therein did not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.
                (viii) To the best of such counsel's knowledge, the Company and its subsidiaries own or possess or have obtained adequate trademarks, servicemarks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

                (ix) No consent, approval, authorization, or order of any court or governmental authority or agency is required in connection with the sale of the Securities by the Company, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

             In giving his opinion, as required by this Section 5(b)(2) such counsel may rely as to all matters of state law other than the laws of the United States of America, the laws of the State of Arizona, and the corporate laws of the State of Delaware, and as to all matters of foreign law, upon opinions of counsel satisfactory to counsel to the Managers, in which case, the opinion shall state that although such counsel has not made an independent investigation of the laws other than the General Corporations Law of the State of Delaware, or the laws of Arizona or the United States, such counsel believes the Managers and he are entitled so to rely. In giving the opinions referred to in the foregoing clause (iv), such counsel may omit reference to a foreign subsidiary so long as (A) he shall have delivered to the Lead Manager a signed opinion of other counsel for such foreign subsidiary, satisfactory to counsel to the Managers which other opinion shall give substantially the same opinions with respect to such foreign subsidiary as required by the foregoing clause (iv), and (B) he states that such other opinion is satisfactory to him and that although he has not made an independent investigation of the foreign laws applicable to such foreign subsidiary, he believes the Managers are entitled to rely on such other opinion.

             (3) The opinion, dated as of Closing Time, of Brown & Wood, counsel for the Managers, with respect to the matters set forth in clauses (ii) through (vii), inclusive, and clause (i) of Section 5(b)(1) and 5(b)(2), respectively.

             (4) In giving their opinions required by subsections (b)(l), (b)(2) and (b)(3), respectively, of this Section, Gibson, Dunn & Crutcher, Mr. Hallinan and Brown & Wood shall each additionally state that nothing has come to their attention that would lead such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated therein), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (other than the financial statements, schedules and other financial and statistical data included or incorporated therein, as to which no statement need be made), at the Representation Date (unless the term "Prospectuses" refers to a prospectus which has been provided to the Managers or the Underwriters, as the case may be, by the Company for use in connection with the offering of the Securities that differs from the corresponding Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Managers or the Underwriters, as the case may be, for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Manager shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
     Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.
          (d) At the time of execution of this Agreement, the Lead Manager shall have received from each of (i) Deloitte & Touche, (ii) KPMG Peat Marwick and (iii) Coopers & Lybrand, a letter dated such date, in form and substance satisfactory to the Lead Manager, and substantially in the same form as the draft letter previously delivered to and approved by the Lead Manager.

          (e) At Closing Time the Lead Manager shall have received from Deloitte & Touche a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (d) of this Section, except that the "specified date" referred to in such letter shall be a date not more than five days prior to Closing Time.

          (f) At Closing Time counsel for the Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the International Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and scope to the Lead Manager and counsel for the Managers.

          (g) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

          (h) In the event that the Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Manager shall have received:

             (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

             (2) The favorable opinion of Gibson, Dunn & Crutcher, counsel for the Company, in form and scope satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

             (3) The favorable opinion of William J. Hallinan, Esq., General Counsel of the Company, in form and scope satisfactory to counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2) and 5(b)(4) hereof.

             (4) The favorable opinion of Brown & Wood, counsel for the Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

             (5) A letter from Deloitte & Touche, in form and substance satisfactory to the Lead Manager and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Lead Manager pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(5) shall be a date not more than five days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Lead Manager by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 6.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by MLIL), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Manager (or any person controlling any such Manager) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the International Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the International Prospectus (or the International Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such International Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the International Prospectus (or the International Prospectus as amended or supplemented).

     (b) Each Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give as promptly as reasonably practicable notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, except to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel per jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) Any payment made by the Company pursuant to Section 6(a), or by any Manager pursuant to Section 6(b), arising with respect to any loss, liability, claim, damage or expense incurred in a currency other than U.S. dollars shall be made by the Company, or such Manager, as the case may be, in such amount of U.S. dollars as shall be necessary to enable the indemnified party to purchase the amount of such other currency needed to satisfy such loss, liability, claim, damage or expense, including any premiums and costs of exchange payable in connection with conversion of U.S. dollars into the relevant currency.

     Section 7. Contribution. To provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Managers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or one or more of the Managers, as incurred, in such proportions that the Managers are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the International Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Furthermore, in no event shall the Managers be required to contribute an amount in excess of the total underwriting discounts received by the Managers in connection with the transactions contemplated by this Agreement. For purposes of this Section, each person, if any, who controls a Manager within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 8.  Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement and the International Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Managers and the Underwriters.

     Section 9.  Termination of Agreement.

     (a) The Lead Manager may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Lead Manager, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or the New York Stock Exchange, or if trading generally on any of the American Stock Exchange, the New York Stock Exchange, the NASDAQ/NMS or the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal or New York authorities. As used in this Section 9(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 10. Default by One or More of the Managers. If one or more of the Managers shall fail at Closing Time to purchase the International Securities which it or they are obligated to purchase under this Agreement and the International Pricing Agreement (the "Defaulted Securities"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities, each of the non-defaulting Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities, this Agreement shall terminate without liability on the part of any non-defaulting Manager.

     No action taken pursuant to this Section shall relieve any defaulting Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Lead Manager or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be directed to the Lead Manager c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of Scott A. Ryles, Managing Director; notices to the Company shall be directed to it at Dial Tower, 1850 N. Central Avenue, Phoenix, Arizona 85004-9857,
Attention: Robert J. Fitzsimmons, Vice President-Treasurer, facsimile: (602) 207-5543.

     Section 12. Parties. This Agreement and the International Pricing Agreement shall each inure to the benefit of and be binding upon the Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the International Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the International Pricing Agreement or any provision herein or therein contained. This Agreement and the International Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Manager shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This Agreement and the International Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise provided, specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Managers and the Company in accordance with its terms.

                                          Very truly yours,

                                          GFC FINANCIAL CORPORATION

                                          By_______________________
                                          Samuel L. Eichenfield
                                          Chairman and Chief
                                          Executive Officer

Confirmed and Accepted,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL LIMITED


  By:
     ---------------------------------
      Name:


      For itself and as Lead Manager
      of the other Managers named
      in Schedule A hereto.

                                   SCHEDULE A

                                 NAME OF                                   NUMBER OF INITIAL
                                 MANAGER                                INTERNATIONAL SECURITIES
    ------------------------------------------------------------------  ------------------------
    Merrill Lynch International Limited...............................
                                                                             ------------
              Total...................................................          1,400,000
                                                                             ------------
                                                                             ------------

                                                                       EXHIBIT A

                                1,400,000 SHARES

                           GFC FINANCIAL CORPORATION
                            (A DELAWARE CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                        INTERNATIONAL PRICING AGREEMENT

                                                                  April   , 1994

MERRILL LYNCH INTERNATIONAL LIMITED
  as Lead Manager of the several
     Managers named in the within-
     mentioned Purchase Agreement
       Merrill Lynch International Limited
       Ropemaker Place
       25 Ropemaker Street
       London EC2Y 9LY
       England

Dear Sirs:

     Reference is made to the International Purchase Agreement, dated April   ,
1994 (the "International Purchase Agreement"), relating to the purchase by the several Managers named in Schedule A thereto, for whom Merrill Lynch International Limited is acting as lead manager (the "Lead Manager"), of the above shares of Common Stock (the "Initial International Securities"), of GFC Financial Corporation (the "Company") and relating to the option granted to such Managers to purchase up to an additional 210,000 shares of Common Stock of the Company to cover over-allotments in connection with the sale of the Initial International Securities (the "International Option Securities"). The Initial International Securities and the International Option Securities are collectively herein referred to as the International Securities.

     Pursuant to Section 2 of the International Purchase Agreement, the Company agrees with each Manager as follows:

          1. The initial public offering price per share for the International
     Securities, determined as provided in said Section 2, shall be $          .

          2. The purchase price per share for the International Securities to be
     paid by the several Managers shall be $          , being an amount equal to
     the initial public offering price set forth above less $          per
     share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Managers and the Company in accordance with its terms.

                                          Very truly yours,

                                          GFC FINANCIAL CORPORATION

                                          By________________________
                                             Samuel L. Eichenfield
                                             Chairman and Chief
                                             Executive Officer
Confirmed and Accepted,
  as of the date first above
written:

MERRILL LYNCH INTERNATIONAL LIMITED

  By:
     -------------------------------
      Name:

      For itself and as Lead Manager
        of the other Managers named
        in the International

                                       A-2